Exhibit 99.1

Calix Reports Second Quarter 2011 Financial Results

PETALUMA, CA—July 21, 2011—Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the second quarter ended June 25, 2011. Revenue for the second quarter of 2011 was $98.0 million, an increase of 36.7% compared to $71.7 million for the second quarter of 2010.

“Calix set a new revenue record in Q2 as we built upon favorable secular trends affecting our markets,” said Carl Russo, president and CEO of Calix. “In our first full quarter of operations after closing our acquisition, we executed well across all areas of the business, and reported results that were ahead of expectations.”

Non-GAAP net income for the second quarter of 2011 was $7.8 million, or $0.16 per fully diluted share, an increase of 40.8% compared to non-GAAP net income of $5.5 million, or $0.14 per fully diluted share, for the second quarter of 2010. A reconciliation of GAAP and non-GAAP results is included as part of this release.

GAAP net loss for the second quarter of 2011 was $17.6 million, or $(0.38) per basic and diluted share, compared to a GAAP net loss of $3.2 million, or $(0.09) per basic and diluted share for the second quarter of 2010. A reconciliation of our Q2 2011 operating results from non-GAAP to GAAP is provided below:

	Non-GAAP	Merger Related and Other Expenses	Stock-Based Compensation	Amortization of Intangible Assets	GAAP
Revenue	$97,959	$—	$—	$—	$97,959

Cost of revenue	54,568	9,709	331	3,188	67,796

Gross profit	43,391	(9,709)	(331)	(3,188)	30,163

Operating expense	35,504	4,408	4,993	2,795	47,700

Operating income (loss)	7,887	(14,117)	(5,324)	(5,983)	(17,537)

Other income/(expense), net	5	—	—	—	5

Income (loss) before taxes	7,892	(14,117)	(5,324)	(5,983)	(17,532)
Provision for income taxes	114	—	—	—	114

Net income (loss)	$7,778	$(14,117)	$(5,324)	$(5,983)	$(17,646)

Weighted average basic and diluted shares used to compute GAAP net loss per common share					46,050

Weighted average diluted shares used to compute non-GAAP net income per common share	48,139	48,139	48,139	48,139

GAAP net loss per common share					$(0.38)

Non-GAAP net income (loss) per share	$0.16	$(0.29)	$(0.11)	$(0.12)

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Conference Call

In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. PDT (4:30 p.m. EDT) today to discuss its second quarter 2011 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com.

Live call access information:

•	Dial-in number: (800) 320-2978 (U.S.) or (617) 614-4923 (outside the U.S.)

•	Passcode: 80168277

Replay call access information:

•	Replay call dial-in: (888) 286-8010 (U.S.) or (617) 801-6888 (outside the U.S.)

•	Passcode: 82555257

The conference call and webcast will include forward looking information.

About Calix

Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enable communications service providers worldwide to be the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.

Use of Non-GAAP Financial Information

The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income and non-GAAP basic and diluted income per share. These non-GAAP measures are provided to enhance the reader’s understanding of the Company’s operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring merger-related and other expenses, which the Company believes are not indicative of its core operating results. Merger-related and other expenses largely include the charge resulting from the required revaluation of Occam inventory to its estimated fair value, legal and professional expenses, and severance and integration-related expenses and inventory-related charges associated with our merger with Occam and to a lesser extent the settlement of litigation. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with these results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in the financial schedules portion of this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

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Investor Relations Contact:	Press Contact:
Carolyn Bass	Catherine Koo
415-445-3232	415-992-4400
Carolyn.Bass@Calix.com	calix@lewispr.com

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Condensed Consolidated Statements of Operations

(in thousands)

	Three Months Ended		Six Months Ended
	June 25, 2011	June 26, 2010	June 25, 2011	June 26, 2010
	(unaudited)		(unaudited)
Revenue	$97,959	$71,653	$169,429	$119,856
Cost of revenue:
Products and services(1)	54,899	41,855	94,207	72,026
Merger-related expenses	9,709	—	19,966	—
Amortization of intangible assets	3,188	1,360	4,704	2,720

Total cost of revenue	67,796	43,215	118,877	74,746

Gross profit	30,163	28,438	50,552	45,110

Operating expenses:

Research and development(1)	18,584	13,086	33,623	24,933

Sales and marketing(1)	14,172	10,184	26,238	18,606

General and administrative(1)	6,667	7,423	15,975	12,171

Merger-related and other expenses(1)	5,482	—	11,523	—
Amortization of intangible assets	2,795	185	3,464	370

Total operating expenses	47,700	30,878	90,823	56,080

Loss from operations	(17,537)	(2,440)	(40,271)	(10,970)

Other income (expense):
Interest income	26	103	69	177
Interest expense	(45)	(620)	(91)	(1,093)
Change in fair value of preferred stock warrants	—	—	—	(173)
Other income	24	(2)	29	9

Loss before provision for income taxes	(17,532)	(2,959)	(40,264)	(12,050)
Provision for income taxes	114	243	138	414

Net loss	(17,646)	(3,202)	(40,402)	(12,464)
Preferred stock dividends	—	—	—	900

Net loss attributable to common stockholders	$(17,646)	$(3,202)	$(40,402)	$(13,364)

Net loss per common share:
Basic and diluted	$(0.38)	$(0.09)	$(0.92)	$(0.63)

Pro forma basic and diluted	$(0.38)	$(0.09)	$(0.92)	$(0.36)

Weighted average number of shares used to compute net loss per common share:
Basic and diluted	46,050	37,212	43,697	21,305

Pro forma basic and diluted (2)	46,050	37,212	43,697	34,614

(1) Includes stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	June 25, 2011	June 26, 2010	June 25, 2011	June 26, 2010
	(unaudited)		(unaudited)
Cost of revenue	$331	$484	835	624
Research and development	1,233	1,686	2,875	2,256
Sales and marketing	831	1,247	2,129	1,681
General and administrative	1,855	3,764	6,438	5,427
Merger-related	1,074	—	1,164	—

	$5,324	$7,181	$13,441	$9,988

(2)	For the six months ended June 26, 2010, includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of the first quarter of 2010.

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Reconciliation of GAAP to Non-GAAP Results

(Unaudited, in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 25, 2011	June 26, 2010	June 25, 2011	June 26, 2010
GAAP net loss	$(17,646)	$(3,202)	$(40,402)	$(13,364)
Adjustments to reconcile GAAP net loss to non-GAAP net income (loss):
Stock-based compensation	4,250	7,181	12,277	9,988
Stock-based compensation (MRE)	1,074	—	1,164	—
Amortization of intangible assets	5,983	1,545	8,168	3,090
Merger-related expenses (COGS)	9,709	—	19,966	—
Merger-related and other expenses (OPEX)	4,408	—	10,359	—
Change in fair value of preferred stock warrants	—	—	—	173
Preferred stock dividends	—	—	—	900

Non-GAAP net income	$7,778	$5,524	$11,532	$787

Non-GAAP net income per common share
Basic	$0.17	$0.15	$0.26	$0.02

Diluted	$0.16	$0.14	$0.25	$0.02

Weighted average shares used to compute non-GAAP net income per common share - Basic (1)	46,050	37,212	43,697	34,614

Weighted average shares used to compute non-GAAP net income per common share - Diluted (1)(2)	48,139	39,413	46,008	36,409

(1)	For the six months ended June 26, 2010, includes outstanding common shares and common shares resulting from the the assumed conversion of preferred shares as if conversion occurred at the beginning of the first quarter of 2010.
(2)	Includes the dilutive effect of oustanding stock options, warrants and restricted stock units for all periods presented.

	Three Months Ended				Six Months Ended
	June 25, 2011		June 26, 2010		June 25, 2011		June 26, 2010
GAAP gross profit and gross margin	$30,163	30.8%	$28,438	39.7%	$50,552	29.8%	$45,110	37.6%
Adjustments to reconcile GAAP gross profit and gross margin to non-GAAP gross profit and gross margin:
Stock-based compensation	331		484		835		624
Amortization of intangible assets	3,188		1,360		4,704		2,720
Merger-related expenses	9,709		—		19,966		—

Non-GAAP gross profit and gross margin	$43,391	44.3%	$30,282	42.3%	$76,057	44.9%	$48,454	40.4%

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Condensed Consolidated Balance Sheets

(In thousands)

	June 25, 2011	December 31, 2010
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$18,660	$66,304
Marketable securities	8,911	32,020
Restricted cash	1,054	—
Accounts receivable, net	57,940	43,377
Inventory	38,489	24,557
Deferred cost of revenue	10,835	7,771
Prepaid and other current assets	5,340	3,245

Total current assets	141,229	177,274

Property and equipment, net	18,206	11,815
Goodwill	116,175	65,576
Intangible assets, net	90,001	515
Other assets	2,381	2,376

Total assets	$367,992	$257,556

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,932	$10,268
Accrued liabilities	39,629	25,987
Deferred revenue	23,081	14,062

Total current liabilities	73,642	50,317

Long-term portion of deferred revenue	11,970	10,985
Other long term liabilities	1,588	951

Total liabilities	87,200	62,253

Stockholders’ equity:
Common stock	1,167	968
Additional paid-in capital	731,617	605,939
Other comprehensive income	45	31
Accumulated deficit	(452,037)	(411,635)

Total stockholders’ equity	280,792	195,303

Total liabilities and stockholders’ equity	$367,992	$257,556

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Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended
	June 25, 2011	June 26, 2010
	(unaudited)
Operating activities
Net loss	$(40,402)	$(12,464)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of premiums relating to available-for-sale securities	184	415
Loss on retirement of property and equipment	1,621	—
Depreciation and amortization	3,859	2,381
Amortization of intangible assets	8,168	3,090
Revaluation of warrant liability	—	173
Stock-based compensation	13,441	9,988
Changes in operating assets and liabilities:
Change in restricted cash	—	629
Accounts receivable, net	2,290	11,452
Inventory	15,297	(6,387)
Deferred cost of revenue	(3,064)	622
Prepaids and other assets	(1,246)	858
Accounts payable	(11,136)	(10,326)
Accrued liabilities	3,029	(2,119)
Deferred Revenue	9,138	1,358
Other long-term liabilities	(253)	130

Net cash provided by (used in) operating activities	926	(200)

Investing activities
Acquisition of property and equipment	(4,508)	(2,906)
Acquisition of Occam Networks, net of cash assumed	(60,809)	—
Purchase of marketable securities	—	(56,567)
Sales of marketable securities	—	15,208
Maturities of marketable securities	22,905	—

Net cash used in investing activities	(42,412)	(44,265)

Financing activities
Proceeds from exercise of stock options and other	667	72
Proceeds from employee stock purchase plan	2,062	—
Taxes withheld upon vesting of restricted stock units	(8,921)	—
Principal payment on loans	—	(20,000)
Proceeds from initial public offering of common stock, net of issuance costs	—	57,293

Net cash provided by (used in) financing activities	(6,192)	37,365

Effect of exchange rate changes on cash and cash equivalents	34	—

Net decrease in cash and cash equivalents	(47,644)	(7,100)
Cash and cash equivalents at beginning of period	66,304	31,821

Cash and cash equivalents at end of period	$18,660	$24,721